UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2020

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2020, the Board of Directors (the “Board”) of Entergy Corporation (the Company”) elected Brian W. Ellis to the Board, effective immediately, to serve until the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). In connection with the election of Mr. Ellis, the Board of Directors increased the size of the Board to 11 members.

Mr. Ellis is Senior Vice President and General Counsel of Danaher Corporation (“Danaher”), a global science and technology innovation company. Ellis leads all legal and compliance matters for Danaher, including issues related to corporate governance, quality assurance and regulatory affairs, sustainability, intellectual property and risk management, as well as the company’s environment, health and safety group. Prior to joining Danaher, Mr. Ellis served as Vice President and General Counsel of Medtronic, plc’s Restorative Therapies Group.

There are no arrangements or understandings between Mr. Ellis and any other person pursuant to which he was elected as a director of the Company. In connection with his appointment and service on the Board, Mr. Ellis will be entitled to receive the same compensation as all other non-employee directors of the Company, including receiving a pro rata portion of such compensation through the date of the next Annual Meeting of Shareholders.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: November 2, 2020